 Exhibit (h)(20)(iii)

THIRD AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS THIRD AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this
1st day of July, 2013, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY ("GWL&A") and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK formerly known as FIRST GREAT-WEST LIFE & ANNUITY INSURANCE
COMPANY ("GWL&A-NY") (collectively referred to as, "Company''), PIMCO VARIABLE INSURANCE TRUST (the ''Trust"), PACIFIC INVESTMENT MANAGEMENT COMPANY
LLC (the "Adviser") and PIMCO INVESTMENTS LLC (the "Distributor), collectively the ''Parties". Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, GWL&A, the Trust, the Adviser and the Distributor are parties to a Fund Participation Agreement dated March 1, 2004, as amended August 31, 2007 and November 5, 2008 and as novated from Allianz Global Investors Distributors (f/k/a PIMCO Advisors Distributors LLC) to Distributor and amended on February 14, 2011 (the "Agreement''); and
WHEREAS, the Parties to the Agreement desire to add additional separate Accounts;
and
WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:
1.
All references to the "Account" now include the COLI YUL Series Account 14
(GWL&A).
2.
Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.
3.
All other provisions of the Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 1st day of July, 2013.
GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By: /s/ Ron Laeyendecker

Name: Ron Laeyendecker

Title: Senior Vice President

Date: 8/1/13

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY OF NEW YORK

By its authorized officer,

By: /s/ Susan Gile

Name: Susan Gile

Title: V.P. Individual Markets

Date: 8/5/13

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer,

By: /s/ Eric D. Johnson

Name: Eric D. Johnson

Title: Vice President

Date: 9/3/13

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By its authorized officer,

By: /s/ Jonathan D. Short
Name: Jonathan D. Short
Title: Head of U.S. Global Wealth Management
Date: 9/3/13

PIMCO INVESTMENTS LLC

By its authorized officer,

By: /s/ Steven B. Plump

Name: Steven B. Plump

Title: Vice President

Date: 9/3/13

SCHEDULE A

Contract
Form Number

COLI YUL-I Series Account (GWL&A-NY) COLI VUL-2 Series Account (GWL&A) COLI VUL-2 Series Account (GWL&A-NY) COLI VUL-4 Series Account (GWL&A) COLI VUL-4 Series Account (GWL&A-NY) COLI VUL-7 Series Account (GWL&A) COLI VUL-14 Series Account (GWL&A)

PPVUL NY 1355 J355NY 3500 J500NY PPVUL
ICC13-J600/J600

COLI YUL-I Series Account (GWL&A-NY) COLI VUL-2 Series Account (GWL&A) COLI VUL-2 Series Account (GWL&A-NY) COLI VUL-4 Series Account (GWL&A) COLI VUL-4 Series Account (GWL&A-NY) COLI VUL-7 Series Account (GWL&A) COLI VUL-14 Series Account (GWL&A)

PPVUL NY 1355 J355NY 3500 J500NY PPVUL
ICC13-J600/J600